Exhibit 99.2

MECHANICS BANK

Index
MECHANICS BANK
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2025 AND DECEMBER 31, 2024
(Unaudited)

(in thousands, except shares)	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$2,078,960	$999,711
Securities available-for-sale, at fair value	2,562,438	3,065,251
Securities held-to-maturity, at amortized cost (fair value of $1,199,559 and $1,196,000 at June 30, 2025 and December 31, 2024, respectively)	1,391,211	1,440,494
Loans held for sale	415	543
Loan and lease receivables	9,239,834	9,643,497
Allowance for credit losses on loans and leases	(68,334)	(88,558)
Net loan and lease receivables	9,171,500	9,554,939
Other real estate owned	—	15,600
Federal Home Loan Bank stock, at cost	17,250	17,250
Premises and equipment, net	114,715	117,362
Bank-owned life insurance	84,786	83,741
Goodwill	843,305	843,305
Other intangible assets, net	33,309	38,744
Right-of-use asset	56,696	53,545
Interest receivable and other assets	216,588	259,627
TOTAL ASSETS	$16,571,173	$16,490,112

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$5,453,890	$5,616,116
Interest-bearing transaction accounts	6,359,590	6,138,909
Savings and time deposits	2,155,383	2,186,779
Total deposits	13,968,863	13,941,804
Operating lease liability	59,233	56,094
Interest payable and other liabilities	126,460	190,346
TOTAL LIABILITIES	14,154,556	14,188,244

SHAREHOLDERS’ EQUITY
Common stock, $50 par value Authorized — 300,000 shares Issued and outstanding (64,235 and 64,230 shares at June 30, 2025 and December 31, 2024)	3,212	3,212
Additional paid in capital	2,119,162	2,118,905
Retained earnings	325,793	239,517
Accumulated other comprehensive income (loss), net of tax	(31,550)	(59,766)
TOTAL SHAREHOLDERS’ EQUITY	2,416,617	2,301,868
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,571,173	$16,490,112

1
See accompanying notes to consolidated financial statements.

Index
MECHANICS BANK
CONSOLIDATED INCOME STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited)

	Six Months Ended June 30,
(in thousands, except per share data)	2025	2024
INTEREST INCOME
Loans and leases interest and fees	$237,908	$273,180
Investment securities	89,598	54,178
Interest-bearing cash and other	24,232	39,389
Total interest income	351,738	366,747
INTEREST EXPENSE
Deposits	93,155	88,451
Subordinated debentures	—	676
Borrowed funds	—	17,821
Total interest expense	93,155	106,948
Net interest income	258,583	259,799
Provision (reversal of provision) for credit losses on loans and leases	(3,395)	(4,046)
Provision (reversal of provision) for credit losses on unfunded lending commitments	(631)	504
Net interest income after provision for credit losses	262,609	263,341
NONINTEREST INCOME
Service charges on deposit accounts	10,986	11,847
Trust fees and commissions	6,335	5,665
ATM network fee income	5,928	5,975
Loan servicing income	345	584
Net gain (loss) on sale of investment securities	4,137	(207,203)
Income from bank-owned life insurance	1,029	1,134
Other	5,846	7,439
Total noninterest income (loss)	34,606	(174,559)
NONINTEREST EXPENSE
Salaries and employee benefits	96,585	100,645
Occupancy	16,309	16,085
Equipment	12,158	11,836
Professional services	16,560	8,307
FDIC assessments and regulatory fees	4,426	5,762
Amortization of intangible assets	5,404	7,403
Data processing	3,550	4,440
Loan related	4,797	3,839
Marketing and advertising	1,335	1,640
Other real estate owned related	2,788	1,687
Other	12,806	14,115
Total noninterest expense	176,718	175,759
Income (loss) before provision for income tax expense	120,497	(86,977)
PROVISION FOR INCOME TAXES	34,221	(24,369)
NET INCOME (LOSS)	$86,276	$(62,608)
NET INCOME (LOSS) PER SHARE
Basic	$1,343.21	$(974.80)
Diluted	$1,342.84	$(974.80)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	64,231	64,226
Diluted	64,249	64,226

2
See accompanying notes to consolidated financial statements.

Index
MECHANICS BANK
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
NET INCOME (LOSS)	$86,276	$(62,608)
Other comprehensive income, net of tax:
Net change in unrealized gain (loss) on securities available-for-sale, net of tax (expense) benefit of ($11,143) and $5,710 for the six months ended June 30, 2025 and 2024, respectively.	27,222	(12,556)
Reclassification adjustment for accretion of unrealized holding loss included in accumulated other comprehensive income from the transfer of securities from available-for-sale to held-to-maturity debt securities, net of tax expense of $361 and $370 for the six months ended June 30, 2025 and 2024, respectively.	891	926
Reclassification adjustment for net realized loss on securities available-for-sale included in net income, net of tax expense of $0 and $59,716 for the six months ended June 30, 2025 and 2024, respectively.	—	147,487
Change in defined benefit pension liability obligations, net of tax (expense) benefit of ($42) and $18 for the six months ended June 30, 2025 and 2024, respectively.	103	(45)
Total other comprehensive income	28,216	135,812
COMPREHENSIVE INCOME	$114,492	$73,204

3
See accompanying notes to consolidated financial statements.

Index
MECHANICS BANK
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited)

					Accumulated Other Comprehensive Income (Loss), Net
(in thousands, except share amounts)	Shares	Common Stock	Additional Paid In Capital	Retained Earnings	Securities	Defined Benefit Obligations	Total Shareholders’ Equity
Six Months Ended June 30, 2024
Balance, December 31, 2023	64,225	$3,211	$2,118,677	$305,510	$(199,625)	$7,832	$2,235,605
Net loss	—	—	—	(62,608)	—	—	(62,608)
Issuance of restricted stock	5	1	228	—	—	—	229
Other comprehensive income (loss), net of tax	—	—	—	—	135,857	(45)	135,812
Cash dividends declared ($1,012 per share)	—	—	—	(64,996)	—	—	(64,996)
Balance, June 30, 2024	64,230	$3,212	$2,118,905	$177,906	$(63,768)	$7,787	$2,244,042

Six Months Ended June 30, 2025
Balance, December 31, 2024	64,230	$3,212	$2,118,905	$239,517	$(64,058)	$4,292	$2,301,868
Net income	—	—	—	86,276	—	—	86,276
Issuance of restricted stock	5	—	257	—	—	—	257
Other comprehensive income (loss), net of tax	—	—	—	—	28,113	103	28,216
Balance, June 30, 2025	64,235	$3,212	$2,119,162	$325,793	$(35,945)	$4,395	$2,416,617

4
See accompanying notes to consolidated financial statements.

Index
MECHANICS BANK
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$86,276	$(62,608)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (reversal of provision) for credit losses on loans and leases	(3,395)	(4,046)
Originations of loans held for sale	(3,181)	(3,529)
Proceeds from sales and principal collected on loans held for sale	3,309	3,729
Net (gain) loss on sale of loans	—	(42)
Provision (reversal of provision) for credit losses on unfunded lending commitments	(631)	504
Net amortization of securities	1,457	4,447
Depreciation of premises and equipment	4,563	4,838
Amortization of intangible assets	5,404	7,403
Amortization of discount on subordinated debentures	—	20
Stock based compensation expense	257	228
Increase in cash surrender value of bank-owned life insurance	(1,045)	(1,111)
Net (gain) loss on sale of securities	(4,137)	207,203
Net loss (gain) on sale, disposal and write-down of other real estate owned	2,297	1,226
Net loss (gain) on sale and disposal of premises and equipment	42	(837)
Deferred income tax expense	8,753	11,685
Net change in deferred loan costs/fees	6,972	10,876
Amortization of premiums and discounts on purchased loans	(4,140)	(2,018)
Changes in:
Interest receivable and other assets	5,213	(33,078)
Interest payable and other liabilities	(44,312)	1,976
Net cash provided by operating activities	63,702	146,866

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available-for-sale:
Purchases	(561,139)	(1,839,156)
Sales	929,969	1,629,111
Maturities/calls/paydowns	175,956	132,334
Securities held-to-maturity:
Maturities/calls/paydowns	48,355	47,555
Loan originations and principal collections, net	505,697	692,820
Purchase of loans	(127,032)	(171,142)
Recoveries of loans charged-off	5,337	9,751
Proceeds from sales of other real estate owned	13,303	186
Proceeds from sales of premises and equipment	—	1,843
Purchases of premises and equipment	(1,958)	(2,563)
Net cash provided by investing activities	988,488	500,739
CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) increase in deposits	27,059	(197,286)
Cash dividends paid	—	(64,996)
Net cash provided by (used in) financing activities	27,059	(262,282)
Net (decrease) increase in cash and cash equivalents	1,079,249	385,323
Cash and cash equivalents at beginning of period	999,711	1,457,569
Cash and cash equivalents at end of period	$2,078,960	$1,842,892

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest paid	$93,815	$89,476
Income taxes paid, net of refunds	21,777	3,505
Non-cash disclosures:
Transfer from loans to other real estate owned	—	2,282
Lease liabilities arising from obtaining right-of-use assets	14,415	8,757

5
See accompanying notes to consolidated financial statements.

Index
MECHANICS BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:  Mechanics Bank (MB) and subsidiaries (the Bank, we, us and our) is headquartered in Walnut Creek, California.  The Bank offers a variety of financial services to meet the banking and financial needs of the communities we serve, with operations conducted through 111 banking branches, including locations in Greater San Francisco, Sacramento, Los Angeles and San Diego areas and throughout the Central Valley in California. MacDonald Auxiliary Corporation, Mechanics Real Estate Holdings Inc., 3190 Klose Way, LLC and Hydrox Properties XXVI, LLC are wholly-owned subsidiary corporations whose business purposes are lending, holding deeds of trust securing loans made by the Bank and its subsidiaries and holding real estate and other assets acquired through foreclosure proceedings that are pending sale or liquidation.

The Bank ceased originating auto loans in February 2023, but continued to service the portfolio through April 30, 2025. Effective May 1, 2025, the Bank entered into a servicing agreement with Westlake Portfolio Management, LLC to oversee and manage the Bank’s active portfolio of auto loans. The portfolio consisted of new and pre-owned retail automobile sales contracts purchased from both franchised and independent automobile dealerships in the United States.

Refer to Note 12, “Subsequent Events” for discussion of the merger that became effective on September 2, 2025, in which HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the merger and becoming a wholly-owned subsidiary of Mechanics Bancorp.

Basis of Presentation: The consolidated financial statements include the accounts of the Bank and all other entities in which it has a controlling financial interest.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Unless the context requires otherwise, all references to the Bank include its wholly-owned subsidiaries.  The accounting and reporting policies of the Bank are based upon U.S. generally accepted accounting principles (GAAP) and conform to predominant practices within the financial services industry. Our significant accounting policies are described in Note 1, “Summary of Significant Accounting Policies,” of our audited consolidated financial statements and notes included in the Bank’s Notes to Consolidated Financial Statements for the year ended December 31, 2024, 2023 and 2022 included as Exhibit 99.1 to Mechanics Bancorp’s Amendment No. 1 to its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the SEC) on September 25, 2025. There have been no material changes to the Bank’s significant accounting policies as disclosed therein.

Certain prior period amounts have been reclassified to conform to the current quarter’s presentation.  These reclassifications had no impact on the Bank’s consolidated balance sheet, results of operations or net change in cash or cash equivalents.

These unaudited interim financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the periods presented. These adjustments are of a normal recurring nature, unless otherwise disclosed in these accompanying notes to the financial statements. The results of operations in the interim financial statements do not necessarily indicate the results that may be expected for the full year. Certain disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted in the interim financial statements, as permitted under GAAP.  The unaudited interim financial statements should be read in conjunction with the Bank’s audited Consolidated Financial Statements and Notes to Consolidated Financial Statements for the years ended December 31, 2024, 2023 and 2022  included as Exhibit 99.1 to Mechanics Bancorp’s Amendment No. 1 to its Current Report on Form 8-K, as filed with the SEC on September 25, 2025.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and disclosures provided, and actual results could differ.  A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for credit losses. Other significant estimates that may be subject to change include fair value determinations and disclosures, evaluation of goodwill and other intangible assets for impairment, and the realization of deferred tax assets. These estimates may be adjusted as more current information becomes available, and any adjustments may be significant.

Acquisitions: Effective October 1, 2016 (the CRB Acquisition Date), the Bank completed its acquisition of California Republic Bancorp (CRB) pursuant to the Agreement and Plan of Merger and Reorganization (the CRB Agreement), dated as of April 28, 2016, between Coast Acquisition Corporation (CAC), a wholly-owned subsidiary of Mechanics Bank and into CRB (the CRB Merger), with CRB being the surviving corporation, followed by the merger of CRB with and into MB (the CRB Acquisition), with MB being the surviving corporation.

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On February 12, 2018 (the SVB Acquisition Date), Gold Rush Acquisition Corporation (a wholly-owned subsidiary of Ford Financial Fund II, L.P. formed for this sole purpose), Mechanics Bank and Learner Financial Corporation, the bank holding company for Scott Valley Bank (SVB), entered into a definitive agreement for Mechanics Bank to acquire Learner Financial Corporation and its wholly-owned subsidiary, Scott Valley Bank, which acquisition (the SVB Acquisition) was completed and became effective on June 1, 2018.

On March 15, 2019, Mechanics Bank and Rabobank International Holding B.V. (Rabo), entered into a definitive agreement for Mechanics Bank to acquire Rabobank, N.A. (RNA), a subsidiary of Rabo, in a strategic business combination (the RNA Acquisition), which became effective on August 31, 2019 (the RNA Acquisition Date).  For additional information, refer to Note 8, “Shareholders’ Equity and Dividend Limitations.”

The Bank follows the acquisition method of accounting as required by ASC 805, Business Combinations. In accordance with ASC 805, purchased assets, including identifiable intangible assets and assumed liabilities are recorded at their estimated fair values. Goodwill represents the excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired.

Other Significant Events and Transactions: The Bank has had no significant events during the periods represented in the consolidated financial statements.

Segments:  The Bank has one reportable segment: community banking. The segment primarily encompasses the commercial loan and deposit activities of the Bank as well as retail lending and deposit activities in areas surrounding the branches. Our chief operating decision maker (CODM), the Chief Executive Officer, manages the Bank’s business activities as one single operating and reportable segment at the consolidated level. Accordingly, our CODM uses consolidated net income to measure segment profit or loss, allocate resources and assess performance. Further, the CODM reviews and utilizes net interest income, noninterest income and noninterest expenses (salary and employee benefits, occupancy, equipment and general, administrative and other) at the consolidated level to manage the Bank’s operations.

Recent Accounting Developments: In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which expands disclosures in an entity’s income tax rate reconciliation table and taxes paid both in the U.S. and foreign jurisdictions. The update will be effective for annual periods beginning after December 15, 2024. The adoption of ASU 2023-09 will not have an impact on the Bank’s financial position or results of operation as it impacts disclosures only. We are assessing the impact on our disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”), which provides a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current accounts receivable and current contract assets. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and for interim periods within those annual reporting periods, with early adoption permitted. The amendments in ASU 2025-05 should be applied prospectively. The Bank is currently evaluating the impact of adopting ASU 2025-05 and believes that the adoption will not have a material impact on the consolidated financial statements and related disclosures.

Changes in Accounting Principles or Practices: The Bank had no major changes to accounting principles or practices in the periods represented in the consolidated financial statements.

Significant Changes Since Year-End: There have been no significant changes to the nature of the Bank’s business in the periods represented in the consolidated financial statements.

Contingencies: The Bank is occasionally named as a defendant in or threatened with claims and legal actions arising in the ordinary course of business.  The outcomes of claims and legal actions brought against the Bank are subject to many uncertainties. The Bank establishes accruals for such matters when a loss is probable and the amount of the loss can be reasonably estimated. For claims and legal actions where it is not reasonably possible that a loss may be incurred, or where the Bank is not currently able to estimate the reasonably possible loss or range of loss, the Bank does not establish an accrual. As of June 30, 2025 and December 31, 2024, the Bank recorded an accrued contingent liability of $3.2 million and $3.1 million, respectively.

Income Taxes:  The Bank’s accounting for income taxes is based on an asset and liability approach.  The Bank recognizes the amount of taxes payable or refundable for the current year, and recognizes deferred tax assets and liabilities for the future tax consequences for transactions that have been recognized in the Bank’s consolidated financial statements or tax returns.  The measurement of tax assets and liabilities is based on enacted tax laws and rates.  A valuation allowance, if needed, will reduce deferred tax assets to the amount expected to be realized.
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A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, based upon the technical merits of the position, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  The Bank recognizes interest and/or penalties related to income tax matters in Provision for Income Taxes on the Consolidated Income Statement.

8

Index
NOTE 2 - DEBT SECURITIES

The following table presents the amortized cost and fair value of the debt securities portfolio as of the dates indicated:

	June 30, 2025
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available-for-sale
Obligations of states and political subdivisions	$91,326	$239	$(1,704)	$89,861
Mortgage-backed securities - residential	2,029,741	14,198	(31,751)	2,012,188
Mortgage-backed securities - commercial	255,560	1,190	(13,851)	242,899
Collateralized loan obligations	188,500	70	(327)	188,243
Corporate bonds	34,000	—	(4,753)	29,247
Total securities available-for-sale	$2,599,127	$15,697	$(52,386)	$2,562,438

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities held-to-maturity
Obligations of states and political subdivisions	$14,321	$473	$(11)	$14,783
Mortgage-backed securities - residential	1,065,928	—	(155,582)	910,346
Mortgage-backed securities - commercial	310,962	—	(36,532)	274,430
Total securities held-to-maturity	$1,391,211	$473	$(192,125)	$1,199,559
Total debt securities				$3,761,997

	December 31, 2024
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available-for-sale
Obligations of states and political subdivisions	$91,799	$699	$(1,199)	$91,299
Mortgage-backed securities - residential	2,694,745	2,107	(53,164)	2,643,688
Mortgage-backed securities - commercial	259,793	22	(18,953)	240,862
Collateralized loan obligations	50,000	—	—	50,000
Corporate bonds	43,968	—	(4,566)	39,402
Total securities available-for-sale	$3,140,305	$2,828	$(77,882)	$3,065,251

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities held-to-maturity
Obligations of states and political subdivisions	$14,193	$509	$(30)	$14,672
Mortgage-backed securities - residential	1,115,389	—	(196,949)	918,440
Mortgage-backed securities - commercial	310,912	—	(48,024)	262,888
Total securities held-to-maturity	$1,440,494	$509	$(245,003)	$1,196,000
Total debt securities				$4,261,251

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In addition to the reported fair values of the debt securities reflected above, the Bank is entitled to receive accrued interest and dividends from its securities.  Included in Interest Receivable and Other Assets on the Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024 was $15.0 million and $15.9 million, respectively, of interest and dividends receivable from the Bank’s debt securities. Accrued interest receivable from securities available-for-sale totaled $12.7 million and $13.6 million at June 30, 2025 and December 31, 2024, respectively. Accrued interest receivable from securities held-to-maturity totaled $2.3 million and $2.4 million at June 30, 2025 and December 31, 2024, respectively.

In accordance with accounting standards, only the realized gains and losses from securities transactions are included in the Consolidated Income Statement as Net gain/(loss) on investment securities. Gross realized gains on sales of investments for the six months ended June 30, 2025 were $5.1 million and gross realized losses were $923,000, compared to gross realized losses of $207.2 million for the six months ended June 30, 2024. During the first quarter of 2024, the Bank executed an investment portfolio restructuring of its AFS investment securities portfolio. The Bank sold $1.8 billion of lower yielding AFS securities and realized a loss of $207.2 million. The proceeds of the sale were used to purchase $1.6 billion of higher yielding investments. No gross gains were realized on the sales.

The Bank reassessed classification of certain investments and effective January 1, 2022, transferred $1.7 billion in residential and commercial mortgage-backed securities from available-for-sale to held-to-maturity securities. The transfer occurred at fair value. The related net unrealized loss of $23.5 million, or $16.7 million net of deferred taxes, included in other comprehensive income remained in other comprehensive income. For the six months ended June 30, 2025 and 2024, $1.3 million of the unrealized loss was accreted to interest income as a yield adjustment through earnings and will be accreted over the remaining term of the securities. No gain or loss was recorded at the time of transfer.

The following table summarizes available-for-sale securities with unrealized and unrecognized losses at June 30, 2025 and December 31, 2024 aggregated by major security type and length of time in a continuous unrealized and unrecognized loss position:

	June 30, 2025
	Less than 12 months		12 months or more		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of states and political subdivisions	$41,857	$663	$30,018	$1,041	$71,875	$1,704
Mortgage-backed securities - residential	218,676	3,878	286,182	27,873	504,858	31,751
Mortgage-backed securities - commercial	50,367	36	108,509	13,815	158,876	13,851
Collateralized loan obligations	138,173	327	—	—	138,173	327
Corporate bonds	—	—	29,247	4,753	29,247	4,753
Total securities	$449,073	$4,904	$453,956	$47,482	$903,029	$52,386
Number of securities with unrealized losses		45		256		301

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	December 31, 2024
	Less than 12 months		12 months or more		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of states and political subdivisions	$19,273	$162	$28,394	$1,037	$47,667	$1,199
Mortgage-backed securities - residential	1,381,125	15,337	311,751	37,827	1,692,876	53,164
Mortgage-backed securities - commercial	98,071	422	107,118	18,531	205,189	18,953
Collateralized loan obligations	—	—	—	—	—	—
Corporate bonds	—	—	39,402	4,566	39,402	4,566
Total securities	$1,498,469	$15,921	$486,665	$61,961	$1,985,134	$77,882
Number of securities with unrealized losses		60		280		340

The Bank did not record an ACL on the debt securities portfolio at June 30, 2025 or December 31, 2024. As of both dates, the Bank considers any unrealized loss across the classes of major security-type to be related to fluctuations in market conditions, primarily interest rates, and not reflective of a deterioration in credit quality. The Bank maintains that it has intent and ability to hold these securities until the amortized cost basis of each security is recovered and likewise concluded as of June 30, 2025 that it was not more likely than not that any of the securities in an unrealized loss position would be required to be sold. The following factors were considered in determining that an ACL was not required at June 30, 2025 or December 31, 2024.

Obligations of States and Political Subdivisions - The unrealized losses on the Bank’s investments in obligations of states and political subdivisions are primarily due to changes in interest rates and not due to credit losses.  Management monitors these securities on an ongoing basis and performs an internal analysis which takes into account the impact from market rates movements, severity and duration of the unrealized loss position, viability of the issuer, recent downgrades in ratings, and external credit rating assessments.   As a result, management expects to recover the entire amortized cost basis of these securities.

Mortgage-Backed Securities -Residential and Commercial (MBS) - The unrealized losses on the Bank’s investments in residential and commercial MBS are primarily due to changes in interest rates. These securities are either implicitly or explicitly guaranteed by the U.S. government, as such management expects to recover the entire amortized cost basis of these securities.

Collateralized Loan Obligations - There were no unrealized losses on the Bank’s collateralized loan obligations are primarily due to timing of the purchases. These securities are presented at par value.

Corporate Bonds - The unrealized losses on the Bank’s investments in corporate bonds are due to slight discount margin variances related to changes in market rates and not due to credit losses.  Management monitors these securities on an ongoing basis and performs an internal analysis which includes a review of credit quality, changes in ratings, assessment of regulatory and financial ratios, and general standing versus peer group.  Management expects to recover the entire amortized cost basis of these securities.

11

Index
Securities with a gross carrying value of $1.7 billion at June 30, 2025 were pledged to secure the Bank’s obligations for securities sold under agreements to repurchase and to collateralize certain public, trust and bankruptcy deposits as required by law.

The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.  Securities not due at a single maturity date are shown separately. As of June 30, 2025, there were no past due or nonaccrual available-for-sale or held-to-maturity securities.

Contractual maturities of securities as of June 30, 2025 were as follows:
(in thousands)	Amortized Cost	Estimated Fair Value
Securities available-for-sale
Due in one year or less	$3,085	$3,084
Due after one year through five years	741	741
Due after five years through ten years	54,285	48,808
Due after ten years	67,215	66,475
Subtotal	125,326	119,108
Mortgage-backed securities - residential	2,029,741	2,012,188
Mortgage-backed securities - commercial	255,560	242,899
Collateralized loan obligations	188,500	188,243
Total securities available-for-sale	$2,599,127	$2,562,438
Securities held-to-maturity
Due in one year or less	$3,000	$3,000
Due after one year through five years	3,419	3,431
Due after five years through ten years	3,606	3,790
Due after ten years	4,296	4,562
Subtotal	14,321	14,783
Mortgage-backed securities - residential	1,065,928	910,346
Mortgage-backed securities - commercial	310,962	274,430
Total securities held-to-maturity	$1,391,211	$1,199,559
Total debt securities	$3,990,338	$3,761,997

12

Index
NOTE 3 – LOANS

The loans held for sale portfolio was $415 thousand and $543 thousand at June 30, 2025 and December 31, 2024, respectively, consisting solely of residential real estate.  There were no impairment charges for the six months ended June 30, 2025 and 2024.

The loan and lease receivable portfolio at June 30, 2025 and December 31, 2024 consisted of the following:

(in thousands)	June 30, 2025	December 31, 2024
Commercial & Industrial	$280,551	$410,040
Commercial Real Estate
Construction & Land Development	135,013	104,430
Other	4,701,786	4,812,278
Residential Real Estate	2,438,271	2,280,963
Auto	1,147,967	1,596,935
Installment
Revolving Plans	4,790	2,920
Other	531,456	435,931

Total loan and lease receivables before allowance for credit losses	9,239,834	9,643,497

Allowance for credit losses on loans and leases	(68,334)	(88,558)
Net loan and lease receivables	$9,171,500	$9,554,939

The following table presents the activity in the allowance for credit losses by portfolio segment for the six months ended June 30, 2025 and 2024.

(in thousands)
Six Months Ended June 30, 2025	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Auto	Installment	Total
Allowance for credit losses on loans and leases
Beginning balance	$4,869	$35,097	$4,656	$41,282	$2,654	$88,558
Provision (reversal of provision) for credit losses	(1,447)	(1,498)	321	(1,410)	639	(3,395)
Loans charged off	(222)	—	—	(20,759)	(1,185)	(22,166)
Recoveries	256	—	—	4,754	327	5,337
Total ending allowance balance	$3,456	$33,599	$4,977	$23,867	$2,435	$68,334

(in thousands)
Six Months Ended June 30, 2024	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Auto	Installment	Total
Allowance for credit losses on loans and leases
Beginning balance	$5,805	$31,486	$6,745	$87,053	$2,689	$133,778
Provision (reversal of provision) for credit losses	(1,114)	2,606	6	(7,299)	1,755	(4,046)
Loans charged off	(213)	—	(10)	(29,532)	(1,707)	(31,462)
Recoveries	931	—	—	8,476	344	9,751
Total ending allowance balance	$5,409	$34,092	$6,741	$58,698	$3,081	$108,021

13

Index
The following table presents changes in the allowance for credit losses for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
(in thousands)	2025	2024
Allowance for credit losses on loans and leases at the beginning of the period	$88,558	$133,778
Provision (reversal of provision) for credit losses on loans and leases	(3,395)	(4,046)
Loans and leases charged off during the period	(22,166)	(31,462)
Recoveries on loans and leases previously charged off	5,337	9,751
Allowance for credit losses on loans and leases at the end of the period	68,334	108,021

Allowance for credit losses on unfunded lending commitments at the beginning of the period	4,366	4,314
Provision (reversal of provision) for credit losses on unfunded lending commitments	(631)	504
Allowance for credit losses on unfunded lending commitments at the end of the period	3,735	4,818
Total allowance for credit losses on loans, leases and unfunded lending commitments at the end of the period	$72,069	$112,839

The allowance for credit losses on loans and leases is reflected in total assets as an offset to the loan and lease portfolio.  The allowance for credit losses on unfunded lending commitments is reflected in total liabilities in the Interest Payable and Other Liabilities on the Consolidated Balance Sheets.  There were no material changes to the methodologies for estimating credit losses for the periods presented.

Disclosures related to the amortized cost in loans excludes accrued interest receivable. The Bank has elected to exclude accrued interest receivable from the evaluation of the allowance for credit losses. Accrued interest receivable on loans held for investment was $32.7 million and $33.6 million at June 30, 2025 and December 31, 2024, respectively, and is included in Interest Receivable and Other Assets on the Consolidated Balance Sheets.

14

Index
Nonaccrual loans and loans past due 90 days or more and still accruing include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following table presents the amortized cost in nonaccrual loans and loans past due 90 days or more and still accruing by class of loans as of June 30, 2025 and December 31, 2024:

	June 30, 2025
(in thousands)	Nonaccrual With No Allowance for Credit Loss	Total Nonaccrual	Loans Past Due 90 Days or More Still Accruing
Commercial & Industrial	$1,375	$1,402	$—
Commercial Real Estate
Construction & Land Development	422	422	—
Other	5,730	5,730	717
Residential Real Estate	1,305	1,305	—
Auto	—	9,737	—
Installment
Revolving	10	10	—
Other	—	—	—
Total	$8,842	$18,606	$717

	December 31, 2024
(in thousands)	Nonaccrual With No Allowance for Credit Loss	Total Nonaccrual	Loans Past Due 90 Days or More Still Accruing
Commercial & Industrial	$1,145	$1,145	$211
Commercial Real Estate
Construction & Land Development	441	441	—
Other	—	—	—
Residential Real Estate	2,854	2,854	—
Auto	564	6,252	—
Installment
Revolving	1	1	—
Other	—	—	—
Total	$5,005	$10,693	$211

15

Index
The following table presents the amortized cost of collateral-dependent loans by class and collateral type as of June 30, 2025 and December 31, 2024:

	June 30, 2025
(in thousands)	Auto	Equipment	Farmland	Multifamily	Retail Building	Single Family Residential	Other non- real estate	Total Loans
Commercial & Industrial	$—	$149	$—	$—	$1,015	$—	$141	$1,305
Commercial Real Estate
Construction & Land Development	—	—	422	—	—	—	—	422
Other	—	—	—	1,930	3,800	—	—	5,730
Residential Real Estate	—	—	—	—	—	1,305	—	1,305
Auto	—	—	—	—	—	—	—	—
Installment
Revolving Plans	—	—	—	—	—	—	9	9
Other	—	—	—	—	—	—	—	—
Total	$—	$149	$422	$1,930	$4,815	$1,305	$150	$8,771

	December 31, 2024
(in thousands)	Auto	Equipment	Farmland	Multifamily	Retail Building	Single Family Residential	Other non- real estate	Total Loans
Commercial & Industrial	$5	$10	$—	$—	$1,064	$—	$—	$1,079
Commercial Real Estate
Construction & Land Development	—	—	441	—	—	—	—	441
Other	—	—	—	—	—	—	—	—
Residential Real Estate	—	—	—	—	—	2,853	—	2,853
Auto	—	—	—	—	—	—	—	—
Installment
Revolving Plans	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Total	$5	$10	$441	$—	$1,064	$2,853	$—	$4,373

16

Index
The following table presents the aging of the amortized cost in past due loans as of June 30, 2025 and December 31, 2024 by class of loans:

	June 30, 2025
(in thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total Loans
Commercial & Industrial	$8,568	$640	$211	$9,419	$271,132	$280,551
Commercial Real Estate
Construction & Land Development	—	—	140	140	134,873	135,013
Other	19,811	537	3,825	24,173	4,677,613	4,701,786
Residential Real Estate	16,879	1,163	254	18,296	2,419,975	2,438,271
Auto	42,477	15,234	6,220	63,931	1,084,036	1,147,967
Installment
Revolving Plans	1	1	10	12	4,778	4,790
Other	1,127	272	—	1,399	530,057	531,456
Total	$88,863	$17,847	$10,660	$117,370	$9,122,464	$9,239,834

	December 31, 2024
(in thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total Loans
Commercial & Industrial	$1,920	$82	$278	$2,280	$407,760	$410,040
Commercial Real Estate
Construction & Land Development	5,400	—	140	5,540	98,890	104,430
Other	3,458	—	—	3,458	4,808,820	4,812,278
Residential Real Estate	13,662	406	502	14,570	2,266,393	2,280,963
Auto	53,197	12,637	5,161	70,995	1,525,940	1,596,935
Installment
Revolving Plans	2	1	1	4	2,916	2,920
Other	359	213	—	572	435,359	435,931
Total	$77,998	$13,339	$6,082	$97,419	$9,546,078	$9,643,497

17

Index
The following tables present the amortized cost of loans at June 30, 2025 and 2024 that were both experiencing financial difficulty and modified during the six months ended June 30, 2025 and 2024, by class and by type of modification.  The percentage of the amortized cost of loans that were modified to borrowers in financial distress as compared to the amortized cost of each class of financing receivable is also presented below.

	Six Months Ended June 30, 2025
(in thousands)	Principal Forgiveness	Payment Delay	Term Extension	Interest Rate Reduction	Combined Term Extension and Principal Forgiveness	Combined Term Extension and Interest Rate Reduction	Total Class of Financing Receivable
Commercial & Industrial	$—	$—	$113	$—	$—	$—	0.04%
Total	$—	$—	$113	$—	$—	$—	0.00%

	Six Months Ended June 30, 2024
(in thousands)	Principal Forgiveness	Payment Delay	Term Extension	Interest Rate Reduction	Combined Term Extension and Principal Forgiveness	Combined Term Extension and Interest Rate Reduction	Total Class of Financing Receivable
Commercial & Industrial	$—	$—	$679	$—	$—	$—	0.12%
Commercial Real Estate
Other	—	—	16,029	—	—	—	0.33%
Total	$—	$—	$16,708	$—	$—	$—	0.16%

The Bank has committed to lend no additional amounts to the borrowers included in the previous tables.

The following tables present the financial effect of the loan modifications presented above to borrowers experiencing financial difficulty for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30, 2025
(dollars in thousands)	Principal Forgiveness	Weighted- Average Interest Rate Reduction	Weighted-Average Term Extension <months>
Commercial & Industrial	$—	—%	60
Total	$—	—%	60

	Six Months Ended June 30, 2024
(dollars in thousands)	Principal Forgiveness	Weighted- Average Interest Rate Reduction	Weighted-Average Term Extension <months>
Commercial & Industrial	$—	—%	23
Commercial Real Estate
Other	—	—%	9
Total	$—	—%	32

18

Index
The Bank closely monitors the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts.  For the six months ended June 30, 2025, no loans had a payment default or were past due that were modified in the last 12 months. The following table presents the amortized cost of loans that had a payment default and were past due for the six months ended June 30, 2024 that were modified in the last 12 months.
	June 30, 2024
(in thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due
Commercial & Industrial	$—	$447	$—	$447
Total	$—	$447	$—	$447

Upon the Bank’s determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or a portion of the loan) is written off. Therefore, the amortized cost of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

19

Index
Credit Quality Indicators:

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, current economic trends and other factors.  The Bank analyzes loans individually by classifying the loans as to credit risk.  This analysis includes all loans regardless of balances.  This analysis is performed on a quarterly basis.

The Bank uses the following definitions for risk ratings:

Special Mention.  Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard.  Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.  Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above are considered to be pass rated loans.

20

Index
Based on the most recent analysis performed, the following table presents the amortized cost, by risk category of loans and origination year, for commercial and industrial and commercial real estate loan classes at June 30, 2025 and December 31, 2024. In addition, year-to-date charge-offs are presented by origination year.

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial & Industrial
Risk Rating
Pass	$6,751	$21,974	$39,106	$17,698	$17,532	$49,001	$109,492	$—	$261,554
Special Mention	—	123	—	10,984	79	685	100	—	11,971
Substandard	—	—	—	—	119	6,138	742	—	6,999
Doubtful	—	—	—	—	—	—	27	—	27
Total Commercial & Industrial	$6,751	$22,097	$39,106	$28,682	$17,730	$55,824	$110,361	$—	$280,551

Commercial & Industrial
Year-to-date gross charge-offs	$—	$—	$—	$—	$16	$—	$206	$—	$222

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial Real Estate-Construction
Risk Rating
Pass	$18,558	$48,669	$17,067	$34,897	$106	$14,767	$527	$—	$134,591
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	422	—	—	422
Doubtful	—	—	—	—	—	—	—	—	—
Total Commercial real estate-construction	$18,558	$48,669	$17,067	$34,897	$106	$15,189	$527	$—	$135,013

Commercial real estate-construction
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial Real Estate-Other
Risk Rating
Pass	$58,848	$203,168	$439,650	$1,176,045	$809,049	$1,821,457	$99,048	$—	$4,607,265
Special Mention	—	—	—	—	—	32,779	—	—	32,779
Substandard	—	—	—	677	979	60,086	—	—	61,742
Doubtful	—	—	—	—	—	—	—	—	—
Total Commercial real estate-other	$58,848	$203,168	$439,650	$1,176,722	$810,028	$1,914,322	$99,048	$—	$4,701,786

Commercial real estate-other
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

21

Index
(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial & Industrial
Risk Rating
Pass	$28,334	$113,024	$41,271	$23,098	$55,675	$140,905	$—	$402,307
Special Mention	—	—	—	107	789	—	—	896
Substandard	—	—	5	166	6,665	1	—	6,837
Doubtful	—	—	—	—	—	—	—	—
Total Commercial & Industrial	$28,334	$113,024	$41,276	$23,371	$63,129	$140,906	$—	$410,040

Commercial & Industrial
Year-to-date gross charge-offs	$—	$191	$95	$2	$127	$806	$—	$1,221

(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial Real Estate-Construction
Risk Rating
Pass	$34,891	$13,515	$34,985	$141	$20,355	$102	$—	$103,989
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	441	—	—	441
Doubtful	—	—	—	—	—	—	—	—
Total Commercial real estate-construction	$34,891	$13,515	$34,985	$141	$20,796	$102	$—	$104,430

Commercial real estate-construction
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Commercial Real Estate-Other
Risk Rating
Pass	$209,706	$444,386	$1,188,494	$833,068	$2,008,574	$67,083	$—	$4,751,311
Special Mention	—	—	—	—	22,137	—	—	22,137
Substandard	—	—	—	—	38,830	—	—	38,830
Doubtful	—	—	—	—	—	—	—	—
Total Commercial real estate-other	$209,706	$444,386	$1,188,494	$833,068	$2,069,541	$67,083	$—	$4,812,278

Commercial real estate-other
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

22

Index
The Bank considers the performance of the loan portfolio and its impact on the allowance for credit losses. For residential and consumer loan classes, the Bank also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity.  The following table presents the amortized cost in residential and consumer loans based upon year of origination at June 30, 2025 and December 31, 2024. In addition, year-to-date charge-offs are presented by origination year.

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Residential real estate
Payment performance
Performing	$276,682	$186,434	$90,989	$444,576	$588,396	$773,256	$76,633	$—	$2,436,966
Nonperforming	—	—	—	—	—	710	595	—	1,305
Total residential real estate	$276,682	$186,434	$90,989	$444,576	$588,396	$773,966	$77,228	$—	$2,438,271

Residential real estate
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Auto
Payment performance
Performing	$—	$—	$63,326	$632,950	$346,855	$95,099	$—	$—	$1,138,230
Nonperforming	—	—	468	5,066	3,349	854	—	—	9,737
Total auto	$—	$—	$63,794	$638,016	$350,204	$95,953	$—	$—	$1,147,967

Auto
Year-to-date gross charge-offs	$—	$—	$821	$11,962	$6,308	$1,668	$—	$—	$20,759

(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Installment - Revolving
Payment performance
Performing	$—	$—	$—	$—	$—	$—	$4,780	$—	$4,780
Nonperforming	—	—	—	—	—	—	10	—	10
Total Installment - Revolving	$—	$—	$—	$—	$—	$—	$4,790	$—	$4,790

Installment - Revolving
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$—	$51	$—	$51

23

Index
(in thousands) June 30, 2025	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Installment - Other
Payment performance
Performing	$102,011	$163,857	$143,864	$70,351	$18,812	$32,561	$—	$—	$531,456
Nonperforming	—	—	—	—	—	—	—	—	—
Total Installment - Other	$102,011	$163,857	$143,864	$70,351	$18,812	$32,561	$—	$—	$531,456

Installment - Other
Year-to-date gross charge-offs	$278	$—	$—	$—	$350	$506	$—	$—	$1,134

24

Index
(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Residential real estate
Payment performance
Performing	$235,132	$97,522	$456,174	$608,721	$810,899	$69,661	$—	$2,278,109
Nonperforming	—	—	—	—	2,037	817	—	2,854
Total residential real estate	$235,132	$97,522	$456,174	$608,721	$812,936	$70,478	$—	$2,280,963

Residential real estate
Year-to-date gross charge-offs	$—	$—	$—	$—	$10	$—	$—	$10

(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Auto
Payment performance
Performing	$—	$81,178	$831,402	$497,176	$180,927	$—	$—	$1,590,683
Nonperforming	—	316	3,355	1,900	681	—	—	6,252
Total auto	$—	$81,494	$834,757	$499,076	$181,608	$—	$—	$1,596,935

Auto
Year-to-date gross charge-offs	$—	$2,223	$29,978	$16,780	$6,116	$—	$—	$55,097

(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Installment - Revolving
Payment performance
Performing	$—	$—	$—	$—	$—	$2,919	$—	$2,919
Nonperforming	—	—	—	—	—	1	—	1
Total Installment - Revolving	$—	$—	$—	$—	$—	$2,920	$—	$2,920

Installment - Revolving
Year-to-date gross charge-offs	$—	$—	$—	$—	$—	$47	$—	$47

(in thousands) December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total

Installment - Other
Payment performance
Performing	$167,162	$136,903	$71,023	$22,414	$38,429	$—	$—	$435,931
Nonperforming	—	—	—	—	—	—	—	—
Total Installment - Other	$167,162	$136,903	$71,023	$22,414	$38,429	$—	$—	$435,931

Installment - Other
Year-to-date gross charge-offs	$700	$—	$—	$950	$1,521	$—	$—	$3,171

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Loan Purchases and Sales

The following table presents loan and lease receivables purchased and/or sold by portfolio segment, excluding loans acquired in business combinations and purchased credit-impaired loans and leases for the periods indicated:

	Six Months Ended
	June 30, 2025		June 30, 2024
(in thousands)	Purchases	Sales	Purchases	Sales
Commercial & Industrial	$—	$—	$—	$—
Commercial Real Estate
Construction & Land Development	—	—	—	—
Other	—	—	—	—
Residential Real Estate	42,617	3,308	55,128	3,687
Auto	—	—	5,407	—
Installment	—	—	—	—
Revolving Plans	—	—	—	—
Other	84,415	—	110,607	—
Total	$127,032	$3,308	$171,142	$3,687

The Bank purchased the above loan and lease receivables at a premium of $627 thousand and $934 thousand for the six months ended June 30, 2025 and June 30, 2024, respectively.  For the purchased loan and lease receivables disclosed above, the Bank did not incur any specific allowances for credit losses during the periods indicated.  For loan and lease receivables sold for the six months ended June 30, 2025 and 2024, there were no loans sold as part of securitizations.

NOTE 4 - LOW INCOME HOUSING TAX CREDIT (LIHTC) AND COMMUNITY REINVESTMENT ACT (CRA) INVESTMENTS

The Bank has LIHTC investments that are designed to promote qualified affordable housing programs and generate a return primarily through the realization of federal tax credits.  The Bank accounts for these investments by amortizing the cost of tax credit investments over the life of the investment using a proportional amortization method. At June 30, 2025 and December 31, 2024, the balance of LIHTC investments, which is included in Interest Receivable and Other Assets on the Consolidated Balance Sheets, was $13.1 million and $14.6 million, respectively.  Remaining unfunded commitments related to the investments in qualified affordable housing projects totaled $1.1 million as of June 30, 2025 and December 31, 2024.  The Bank expects to fulfill these commitments through 2032.

The following table presents other information related to the Bank’s LIHTC investments for the periods indicated:

	Six Months Ended June 30,
(in thousands)	2025	2024
Tax credits and other tax benefits recognized	$1,657	$1,739
LIHTC amortization expense	1,651	1,697

The Bank also has a portfolio of CRA investments. The majority of the CRA investments represent investments in small- to mid-sized businesses throughout California.  At June 30, 2025 and December 31, 2024, the balance of CRA investments, which is included in Interest Receivable and Other Assets on the Consolidated Balance Sheets, was $61.5 million and $55.9 million, respectively. The Bank recognized dividend income on CRA investments of $1.0 million and $822 thousand for the six months ended June 30, 2025 and 2024, respectively, which are included within Other Interest Income in the Consolidated Income Statement.

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NOTE 5 – DERIVATIVE INSTRUMENTS

The Bank enters into interest rate swaps with loan customers.  The specific terms of the interest rate swap agreements are tied to the terms of the underlying loan agreements.  To avoid increasing internal interest rate risk as a result of these business activities, the Bank enters into offsetting swap agreements with Cooperative Rabobank, U.A. (CRUA) and a subsidiary of Rabo’s parent, which also provided various interest rate swap services to the Bank. The notional amount of interest rate swaps with loan customers and offsetting swap agreements as of June 30, 2025 and December 31, 2024 was $672.4 million and $759.4 million, respectively.  The net revenue on customer swaps for the six months ended June 30, 2025 and 2024 was $75 thousand and $40 thousand, respectively, which is reported in Noninterest Income on the Consolidated Income Statement. The Bank’s customer related interest rate swaps provide an economic hedge but do not qualify for hedge accounting treatment. Fair value of interest rate swap contracts is reported within Interest Receivable and Other Assets and Interest Payable and Other Liabilities on the Consolidated Balance Sheet. As of June 30, 2025 and December 31, 2024, the fair value of interest rate swap contracts within Interest Receivable and Other Assets was $7.1 million and $12.8 million and Interest Payable and Other Liabilities was $5.8 million and $11.1 million, respectively. The applicable Rabo counterparties deposited $7.2 million in cash collateral with the Bank to secure underlying derivative contracts as of June 30, 2025. Beginning in mid-2023, B&F Capital Markets, LLC (a Stifel Company) has provided the interest rate swap services to the Bank.

As a part of its mortgage origination process, the Bank enters into contracts that qualify as derivatives, including forward sale commitments and interest rate lock commitments. It is the Bank’s practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into to economically hedge the effect of changes in the interest rates resulting from its commitments to fund the loans.  These mortgage banking derivatives are not designated in hedge relationships. The notional amount of mortgage commitments and fair value included in the Consolidated Balance Sheets at June 30, 2025 and December 31, 2024 is presented in the following table:

	June 30, 2025
(in thousands)	Notional Amount	Fair Value
Included in Interest Receivable and Other assets:
Interest Rate Lock Commitments	$1,745	$7
Forward Sale Commitments	$—	$—
Included in Interest Payable and Other liabilities:
Interest Rate Lock Commitments	$427	$—
Forward Sale Commitments	$2,172	$—

	December 31, 2024
(in thousands)	Notional Amount	Fair Value
Included in Interest Receivable and Other assets:
Interest Rate Lock Commitments	$—	$—
Forward Sale Commitments	$—	$—
Included in Interest Payable and Other liabilities:
Interest Rate Lock Commitments	$430	$7
Forward Sale Commitments	$430	$—

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NOTE 6 - DEPOSITS

The aggregate amount of time certificates of deposits that meet or exceed the FDIC Insurance limit of $250 thousand as of June 30, 2025 and December 31, 2024 was $418.5 million and $407.7 million, respectively.  At June 30, 2025, the scheduled maturities of time certificates of deposit were as follows:

(in thousands)
Within one year	$940,370
One to two years	21,610
Two to three years	10,142
Three to four years	4,193
Four to five years	3,607
Thereafter	1,518
$981,440

The Bank accepts public deposits from various state, city and municipal agencies.  Public deposits totaling $1.4 billion and $1.2 billion are included in demand deposits, interest bearing transaction accounts, savings accounts and time certificates of deposit as presented in the Consolidated Balance Sheets at June 30, 2025 and December 31, 2024, respectively.  As required by law, the Bank pledges marketable securities as collateral for its public deposits in quantities of not less than 110% of the Bank’s deposit obligations for these public funds.  The Bank had $1.5 billion and $1.4 billion pledged as collateral as of June 30, 2025 and December 31, 2024, respectively.

The Bank accepts deposits from its Investment Management and Trust Department for the benefit of certain trust customers.  In accordance with state trust regulations, the Bank is required to secure any trust deposits that are in excess of the $250 thousand FDIC insurance limits by pledging marketable securities equal to those excess deposit balances.  As of June 30, 2025 and December 31, 2024, the Bank held trust deposits of $783 thousand and $820 thousand, respectively, that were in excess of $250 thousand and which required securities collateralization.

NOTE 7 - BORROWING ARRANGEMENTS

Federal Home Loan Bank (FHLB) Advances

The Bank did not have any outstanding FHLB Advances as of June 30, 2025 and December 31, 2024.

As of June 30, 2025 and December 31, 2024, the Bank’s investment in capital stock of the FHLB of San Francisco totaled $17.3 million.  The Bank had $6.5 billion of loans pledged to the FHLB, which permits up to $3.8 billion of additional borrowing capacity as of June 30, 2025.

Federal Reserve Bank Discount Window

The Bank had no outstanding Discount Window borrowings as of June 30, 2025 and December 31, 2024.

The Bank had pledged $1.5 billion of Consumer loans through the Borrower-In-Custody Program and $1.7 billion of investment securities to the Federal Reserve Bank Discount Window, which permits $2.7 billion of additional borrowing capacity as of June 30, 2025.

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Brokered and Other Wholesale Funding

The Bank had no other outstanding debt as of June 30, 2025 and December 31, 2024.

The Bank had $4.1 billion of available borrowing capacity under borrowing lines established with other financial institutions as of June 30, 2025.

NOTE 8 - SHAREHOLDERS EQUITY AND DIVIDEND LIMITATIONS

In connection with the acquisition of RNA, during August 2019, the Bank issued 33,294 shares of its voting common stock and 3,376 of its nonvoting common stock. The Bank issued 30,313 shares of its voting common stock in an underwritten rights offering for gross proceeds of approximately $1.2 billion, net of offering costs of $6.9 million. In addition, as part of the consideration due for the acquisition of RNA, the Bank issued 2,981 shares of its voting and 3,376 shares of its nonvoting common stock to Rabo. The only consideration the Bank received for the issuance of the 6,357 shares was the acquisition of RNA, not cash.

The Federal Deposit Insurance Corporation and the State of California Department of Financial Protection and Innovation regulate the Bank.  California banking laws limit each cash dividend to the lesser of retained earnings or net income for the last three years, net of any distributions made to shareholders during such period.

NOTE 9 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There are three levels of inputs that may be used to measure fair values:

Level 1	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the reporting entity has the ability to access at the measurement date.

Level 2
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Bank used the following methods and significant assumptions to estimate fair value in accordance with ASC 820-10.

Assets and Liabilities Measured on a Recurring Basis

Debt Securities Available-for-Sale: The fair values of U.S. treasury securities and equity securities are generally determined by quoted market prices in active markets, if available (Level 1). If quoted market prices are not available, the Bank employs an independent pricing service that utilizes matrix pricing to calculate fair value. Such fair value measurements consider observable data such as dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and respective terms and conditions for debt instruments. The Bank employs procedures to monitor the pricing service’s assumptions and establishes processes to challenge the pricing service’s valuations that appear unusual or unexpected. Level 2 securities include U.S. government agency securities, obligations of states and political subdivisions, mortgage backed securities - residential and commercial – collateralized loan obligations - and corporate bonds. When a market is illiquid or there is a lack of transparency around the inputs to valuation, the securities are classified as Level 3 and reliance is placed upon internally developed models, and management judgment and evaluation for valuation. The Bank had no securities available-for-sale classified as Level 3 at June 30, 2025 and December 31, 2024.

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Equity securities: The fair values of equity securities, which consist of mutual funds held in trusts associated with deferred compensation plans for former directors and executives, are classified as Level 2 in the fair value hierarchy.  The valuation of the securities is based on observable market prices.

Derivative Instruments: Derivative instruments include interest rate swaps and forward loan sales. Valuation for the swaps is calculated using key valuation inputs, including the SOFR swap curve, volatility curve, reset rates and updates to swap notional amounts. These instruments are classified as Level 2 in the fair value hierarchy. Valuation for the forward loan sales is the difference between the market value at the end of the month and the contract price. The fair value is based on the market value as indicated by Fannie Mae (the Bank’s purchaser) as of month end resulting in a Level 2 recurring basis classification.

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The following table presents the Bank’s financial assets and liabilities measured at fair value on a recurring basis as of the dates indicated:
	June 30, 2025
(in thousands)	Total	Level 1	Level 2	Level 3
Debt securities available-for-sale:
Obligations of states and political subdivisions	$89,861	$—	$89,861	$—
Mortgage backed securities - residential	2,012,188	—	2,012,188	—
Mortgage backed securities - commercial	242,899	—	242,899	—
Collateralized loan obligations	188,243	—	188,243	—
Corporate bonds	29,247	—	29,247	—
Total debt securities available-for-sale	$2,562,438	$—	$2,562,438	$—

Equity securities	$15,458	$—	$15,458	$—
Derivative assets	$7,149	$—	$7,149	$—
Derivative liabilities	$5,833	$—	$5,833	$—

	December 31, 2024
(in thousands)	Total	Level 1	Level 2	Level 3
Debt securities available-for-sale:
Obligations of states and political subdivisions	$91,299	$—	$91,299	$—
Mortgage backed securities - residential	2,643,688	—	2,643,688	—
Mortgage backed securities - commercial	240,863	—	240,863	—
Collateralized loan obligations	50,000	—	50,000	—
Corporate bonds	39,401	—	39,401	—
Total debt securities available-for-sale	$3,065,251	$—	$3,065,251	$—

Equity securities	$15,355	$—	$15,355	$—
Derivative assets	$12,835	$—	$12,835	$—
Derivative liabilities	$11,056	$—	$11,056	$—

As of June 30, 2025 and December 31, 2024, there were no assets measured at fair value on a recurring basis using significant observable inputs (Level 3).

Assets and Liabilities Measured on a Nonrecurring Basis

Collateral Dependent Loan and Lease Receivables:  The fair value of collateral dependent loan and lease receivables with specific allocations of the allowance for credit losses based on collateral values is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. Loss exposure for collateral dependent loans is typically determined by the “practical expedient” which allows these loans to be assessed using the Fair Value of Collateral method, which compares the net realizable value of the collateral (fair value less costs of sale) to the amortized cost basis of the loan (the “carrying value”). The fair value of real estate collateral is based on appraisals, evaluations or internal values.

As of June 30, 2025 and December 31, 2024 there were no collateral dependent loans with specific allowance allocations of the allowance for credit losses, which are measured for impairment using the fair value of the collateral.

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Other real estate owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned are measured at the lower of the carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property or internal evaluations based on comparable sales, resulting in a Level 3 classification. Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank. Once received, a member of the Appraisal Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. In cases where the carrying amount exceeds the fair value, less cost to sell, an impairment loss is recognized. Management also considers inputs regarding market trends or other relevant factors and selling and commission costs.

Other real estate owned assets fall under a Level 3 fair value measurement methodology. The following table presents other real estate owned recorded at fair value on a nonrecurring basis and still held on the consolidated balance sheet for the periods indicated.

(in thousands)	June 30, 2025	December 31, 2024
Fair value:
Other real estate owned	$—	$15,600

The following table presents losses due to write-downs of other real estate owned for the periods indicated and that were still held at the end of each respective reporting period.

	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024
Losses due to write downs:
Other real estate owned (1)	$—	$1,200

(1)	Losses are included in Other Real Estate Owned Related expense within Noninterest Expense on the Consolidated Income Statements.

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The following is a summary of the estimated fair value and carrying value of the Bank’s financial instruments not recorded at fair value in the consolidated financial statements as of June 30, 2025 and December 31, 2024:
	June 30, 2025
	Carrying Value	Fair Value
(in thousands)		Total	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$2,078,960	$2,078,960	$2,078,960	$—	$—
Securities held-to-maturity	1,391,211	1,199,559	—	1,196,559	3,000
Loans held for sale	415	415	—	—	415
Loan and lease receivables, net	9,171,500	8,678,900	—	—	8,678,900

Liabilities:
Time deposits	981,440	973,583	—	973,583	—

	December 31, 2024
	Carrying Value	Fair Value
(in thousands)		Total	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$999,711	$999,711	$999,711	$—	$—
Securities held-to-maturity	1,440,494	1,196,000	—	1,193,000	3,000
Loans held for sale	543	543	—	—	543
Loan and lease receivables, net	9,554,939	8,817,007	—	—	8,817,007

Liabilities:
Time deposits	970,053	960,276	—	960,276	—

NOTE 10 – REVENUE FROM CONTRACTS WITH CUSTOMERS

All of the Bank’s revenue from contracts with customers in the scope of ASC 606 is recognized within Noninterest Income. A description of the Bank’s revenue streams accounted for under ASC 606 are as follows:

Service Charges on Deposit Accounts and Other Deposit Service Fees: The Bank earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees are recognized at the time the transaction is executed as that is the point in time the Bank fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Bank satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance. Other deposit service fees are recognized at the point in time that the transaction occurs or the services provided.

Trust Fees: The Bank earns trust fees from its contracts with trust customers to manage assets for investment services. These fees are primarily earned over time as the Bank provides the contracted monthly services and are generally assessed based on a tiered scale of the market value of assets under management (AUM) at month-end. Other related services provided, which are based on a fixed fee schedule, are recognized when the services are rendered.

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Merchant Processing Services, ATM processing and Debit Card Fees: ATM processing fees are recognized at the point in time that the transaction occurs or the services provided. The Bank earns interchange fees from cardholder transactions conducted through the payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

The following is a summary of the revenue from contracts with customers in the scope of ASC 606 that is recognized within Noninterest Income:

	Six Months Ended June 30,
(in thousands)	2025	2024
Noninterest income in scope of ASC 606:
Service charges on deposit accounts	$10,986	$11,847
Trust fees and commissions	6,335	5,665
ATM network fee income	5,928	5,975
Noninterest income subject to ASC 606	23,249	23,487
Noninterest income not subject to ASC 606	11,357	(198,046)
Total noninterest income (loss)	$34,606	$(174,559)

NOTE 11 – EARNINGS PER SHARE

The following table summarizes the calculation of earnings per share:
	Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024
Net income (loss)	$86,276	$(62,608)

Weighted average shares:
Basic weighted average common shares outstanding	64,231	64,226
Dilutive effect of unvested restricted stock units	18	—
Diluted weighted average common shares outstanding	64,249	64,226

Net income (loss) per share:
Basic earnings per share	$1,343.21	$(974.80)
Diluted earnings per share	$1,342.84	$(974.80)

No restricted stock units were antidilutive for the six months ended June 30, 2025.  On a weighted average basis, 37 restricted stock units were excluded from the calculation of diluted earnings per share because they were antidilutive for the six months ended June 30, 2024.

NOTE 12  - SUBSEQUENT EVENTS

The Bank has evaluated subsequent events for recognition or disclosure through September 25, 2025, which is the date that the consolidated financial statements were available to be issued.

On September 2, 2025, Mechanics Bancorp (formerly known as HomeStreet, Inc.), a Washington corporation (the “Company”), consummated the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2025, by and among the Company, HomeStreet Bank, a Washington state-chartered commercial bank and a wholly owned subsidiary of the Company, and Mechanics Bank. In connection with the Merger, HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the merger and becoming a wholly-owned subsidiary of the Company. As a result of the merger, the Company’s business became primarily the business conducted by Mechanics Bank. Immediately following the merger, (1) legacy Mechanics Bank shareholders owned approximately 91.7% of the Company on an economic basis and 91.3% of the voting power of the Company and (2) legacy Company shareholders owned approximately 8.3% of the Company on an economic basis and 8.7% of the voting power of the Company.

The merger is considered a reverse acquisition in accordance with ASC 805-40, Business Combinations-Reverse Acquisitions. Mechanics Bank is the accounting acquirer (legal acquiree), HomeStreet Bank is the accounting acquiree and Mechanics Bancorp is the legal acquirer.  As the accounting acquirer, Mechanics Bank will remeasure the identifiable assets acquired and liabilities assumed in the merger at their acquisition date fair values.

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